10.26 Agreement between the Company and Sha Stephens, President, on acquisition, dated effective December 31, 2003.

AGREEMENT FOR PURCHASE AND SALE OF ASSETS

THIS AGREEMENT is dated effective December 31, 2003, and is entered into by and between Sha Stephens(“Seller”) and Ness Energy International, Inc., a Washington corporation (“Purchaser”).

R E C I T A L S :

1.	Seller is the owner of certain assets, namely real property interests as set forth on Exhibit A hereto; and

2.	Seller wishes to sell, and Purchaser wishes to purchase, the assets, upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises, mutual promises, covenants, terms and conditions herein, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereby agree as follows:

1.     RECITALS, EXHIBITS AND SCHEDULES. All of the above recitals are true, correct and complete, as well as each exhibit and schedule attached hereto, which are incorporated herein by reference.

2.     PURCHASE AND SALE. Purchaser agrees to purchase from Seller, and Seller agrees to sell and deliver to Purchaser (hereinafter the “Sale”), on the “Closing” (hereinafter defined in Section titled Closing and Certain Related Matters herein) all assets and property interests under Exhibit A (all of which are hereinafter collectively referred to as the “Assets”). Seller represents and warrants that, among other things, the Assets to be conveyed to Purchaser by Seller at Closing will be free and clear of any and all liens, encumbrances, claims or demands, except as both disclosed and otherwise provided for in disclosure to Purchaser.

3.     PURCHASE PRICE.  The purchase price for the Assets is the sum of 36,000,000 shares of restricted common stock of the Purchaser.

4.     PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid to Seller as follows: Seller shall be given a certificate of stock in the name of the Seller, for the shares in the Purchaser. All certificates of stock will bear a standard SEC Rule 144 legend. The Seller shall be restricted from resale of the stock, as a significant restriction on value, per law and regulations.

5.     LICENSES AND OPEN COMMITMENTS. A. Seller shall transfer and assign to Purchaser its interests in all licenses, permits and contracts, if any, of any type or nature (sometimes collectively referred to herein as “Open Commitments”) which are connected with the Assets. Seller represents and warrants that, except as disclosed herein, all such Open Commitments are assignable without the consent of any third party.

6.     ASSUMPTION OF LIABILITIES. A. At Closing, Purchaser will assume the obligations under reasonable Open Commitments incurred in the ordinary course of the Business of the Seller, consistent with past practices of the Business and which are specifically acceptable to Purchaser, in it’s discretion, in writing.

    B.        Except as otherwise expressly provided for herein, Purchaser shall not assume, or become liable for, any other obligations or liabilities of Seller with respect to the Business, Assets or otherwise including, without limitation, liabilities or obligations in respect of: (i) as the case may be, the shareholders, partners, owners, directors or officers of Seller; (ii) any pension or profit sharing, bonus or similar compensation or other plan; (iii) employees of the Business for any period; (iv) Federal, state or local taxes measured by or in respect of Seller’s income for any period; (v) taxes, fines, penalties and the like imposed by any person (for the purpose of this Agreement, “person” includes any individual entity or person, natural or otherwise) on Seller or any affiliate of Seller; (vi) any loans, notes or accounts payable; (vii) Federal, state or local payroll, excise or property taxes and any other type of tax whatsoever; and (viii) any fines, penalties or the like due to the Federal government, the State of Florida, or any other state or any instrumentality or agency of the foregoing for any events, circumstances or facts existing or having arisen prior to Closing (which Seller hereby agrees shall be paid immediately by Seller to the respective person or entity levying such fine, penalty or the like).

    C.        As of the Closing, by the execution hereof Seller shall relinquish any and all rights to the Assets that are the subject hereof, with this Agreement to be deemed a bill of sale. Also, Seller agrees not to utilize, or license to any person or entity the use of, said names of the Seller or the Business for any reason whatsoever.

7.     CLOSING AND CERTAIN RELATED MATTERS. A. Closing Date. The date for the closing of the Sale (herein “Closing”) shall be the effective date of December 31, 2003, or the date that the parties agree otherwise in writing mutually agreed upon by the parties hereto in writing.

    B.        Transition. Seller shall aid and assist Purchaser in the transition of ownership of the Assets and the Business related thereto, which assistance shall include, but not be limited to, introductions to the employees, customers and suppliers of the Business and the provision of advice to Purchaser as to operation of the Business.

8.     CERTAIN REPRESENTATIONS OF SELLER. As a material inducement to Purchaser to enter into this Agreement and perform hereunder, Seller hereby represents to Purchaser, in addition to such other representations contained elsewhere herein, the following:

    A.        Liabilities. Except for those contracts assumed by Purchaser, Seller has no debts, contracts, liabilities or obligations of any kind, character or description, whether accrued, absolute, contingent or otherwise, or due or to become due, for which Purchaser shall in any way be directly or indirectly subject to or liable for. Seller represents that Purchaser shall not be liable for any liabilities or obligations of Seller, and Seller hereby agrees to indemnify and hold Purchaser harmless from all liabilities and obligations.

    B.        Litigation. There is no suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation, pending or threatened against or by (as the context permits) the Assets, Seller or the Business; nor is Seller aware of any facts which has or may result in any action, suit or proceeding against Purchaser in respect of the Assets or the Business.

    C.        Title To and Condition of Assets. Seller has good, absolute and marketable title to all property being sold to Purchaser pursuant to this Agreement.

    D.        Disclosure. To the best of Seller’s knowledge, no representation or warranty by Seller contained, reflected or referred to in this Agreement contains, or will contain, any untrue statement of material fact or omits or will omit to state any material fact (of which Seller has knowledge or notice) otherwise required to make the statements herein not misleading. Seller has no knowledge of any materially adverse matter or thing (threatened or existing) relative to the condition, financial or otherwise, of the Business or its prospects, not disclosed in this Agreement.

9.     NATURE AND SURVIVAL OF REPRESENTATIONS. All statements herein, or in any other document delivered by or on behalf of Seller for information or reliance by Purchaser pursuant to this Agreement, shall be deemed representations by Seller and incorporated herein. All such representations shall also be true, complete and correct as of the Closing date as if made on that date and shall survive the Closing, and any inspection or investigation made by Purchaser or Purchaser’s representatives. The same shall be true as to Purchaser’s representations.

10.     BROKERAGE AND FINDER’S FEES. The parties represent that there are no brokers or finders in respect of the Sale.

14.     PUBLICITY. All notices to third parties and all other publicity concerning the Sale prior to Closing, except as necessary to consummate this Agreement, shall be jointly planned and coordinated by, and between, Purchaser and Seller and following the Closing only Purchaser will be permitted to effect any publicity, with Seller to cooperate. Only exception being the requirements of law.

15.     STOCK AND PURCHASER’S REPRESENTATIONS. The stock, to be paid by Purchaser under this Agreement as the Purchase Price, will be restricted under SEC Rule 144. The Purchaser represents and agrees to the following:

a.     Purchaser has taken all steps independent of Seller who is an officer to confirm the Assets in all respects and shall not hold accountable for any expenses or results or future liabilities relating to the Assets.

b.     Purchaser guarantees Seller shall be permitted to recognize, through the sale of the stock that is the Purchase Price, only exception being SEC rules and regulations applicable to resale by an insider while Seller is an insider, which includes Rule 144, a return, exclusive of commissions, of at least $11,500,000 by December 31, 2013. Also, Seller guarantees it shall not be subject to any of the following events: bankruptcy filing by Purchaser, common stock stops trading for any reason of more than 10 business days, Purchaser, materially, sells or disposes its assets or ceases to do business or suffers the filing of any lawsuit against it which in any way could result in an order effecting its assets or a monetary amount of over $500,000. Seller shall be permitted to record a security interest or have Purchaser execute additional documents to supply such security on these issues.

16.     MISCELLANEOUS PROVISIONS. A. Gender. Wherever the context shall require, all words herein in the masculine gender shall be deemed to include the feminine or neuter gender, all singular words shall include the plural, and all plural shall include the singular.

    B.        Severability. If any provision hereof is deemed unenforceable by a court of competent jurisdiction, the remainder of this Agreement, and the application of such provision in other circumstances shall not be affected thereby.

    C.        Further Cooperation. From and after the date of this Agreement, each of the parties hereto agrees to execute whatever additional documentation or instruments as are necessary to carry out the intent and purposes of this Agreement or to comply with any law.

    D.        Waiver. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the waiving party. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein, shall not be construed as a waiver or relinquishment of any other condition, promise, agreement or understanding set forth herein or of the right to insist upon strict performance of such waived condition, promise, agreement or understanding at any other time.

    E.        Expenses. Except as otherwise provided herein, each party hereto shall bear all expenses incurred by each such party in connection with this Agreement and in the consummation of the transactions contemplated hereby and in preparation thereof.

    F.        Amendment. This Agreement may only be amended or modified at any time, and from time to time, in writing, executed by the parties hereto.

    G.        Notices. Any notice, communication, request, reply or advice (hereinafter severally and collectively called “Notice”) in this Agreement provided or permitted to be given, shall be made or be served by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid, and registered or certified with return receipt requested or by delivering the same in person to such party.

    H.        Captions. Captions herein are for the convenience of the parties and shall not affect the interpretation of this Agreement.

    I.        Counterpart Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    J.        Assignment. All rights and benefits under this Agreement are freely assignable by Seller.

    K.        Parties in Interest. Provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by Purchaser and Seller, their heirs, executors, administrators, other permitted successors and assigns, if any.

    L.        Entire Agreement. This Agreement and the exhibits attached hereto constitute the entire agreement and understanding of the parties on the subject matter hereof and supersede all prior agreements and understandings.

    M.        Construction. This Agreement shall be governed by the laws of the State of Texas without reference to conflict of laws and the venue for any action, claim or dispute in respect of this Agreement shall be such court of competent jurisdiction as is located in Texas. The parties agree and acknowledge that each has reviewed this Agreement and the normal rule of construction that agreements are to be construed against the drafting party shall not apply in respect of this Agreement given the parties have mutually negotiated and drafted this Agreement.

    N.        Attorneys’ Fees. In the event either party seeks to enforce this Agreement, whether or not through litigation, the prevailing party shall be entitled to receive reasonable attorneys’ fees through appeals and all costs and expenses incurred in connection with such enforcement, including fees, costs and expenses of appeals.

    O.        Cooperation. The parties hereto agree to cooperate with one another in respect of this Agreement, including reviewing and executing any document necessary for the performance of this Agreement, to comply with law or as reasonably requested by any party hereto, or legal counsel to any party hereto. P. Independent Legal Counsel. The parties hereto agree that (i) each has retained independent legal counsel in connection with the negotiation, preparation and execution of this Agreement, (ii) each has been advised of the importance of retaining legal counsel, and (iii) by the execution of this Agreement, each party who has not retained independent legal counsel acknowledges having waived such right.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Seller:

/s/ Sha Stephens
Sha Stephens

Purchaser:

Ness Energy International, Inc.

BY: /s/ Sha Stephens
President